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Deloitte &
    Touche
__________               _____________________________________________________
                         Deloitte & Touche LLP         Telephone:(503)222-1341
                         Suite 3900                    Facsimile:(503)224-2172
                         111 S.W. Fifth Avenue
                         Portland, Oregon 97204-3642



                                                                    Exhibit 16



December 6, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of PacifiCorp and subsidiaries dated November 29, 1999.

Yours truly,





DELOITTE & TOUCHE LLP